                                                                    EXHIBIT 11.3

                             WEBLINK WIRELESS, INC.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

                                                     TWELVE MONTHS ENDED DECEMBER 31, 1999
                                                  -------------------------------------------
                                                     NUMBER       PERCENT        EQUIVALENT
                                                    OF SHARES    OUTSTANDING       SHARES
                                                  ------------   -----------    ------------
COMMON STOCK
   From Founders' Stock                              2,300,000      100.00%        2,300,000
   Stock Options Exercised                           1,316,931       85.05%        1,120,066
   Preferred Stock Converted to Common Stock        15,310,943      100.00%       15,310,943
   1994 Common Stock Offerings                      11,242,857      100.00%       11,242,857
   1995 Common Stock Offerings                       4,323,874      100.00%        4,323,874
   1996 Common Stock Offering                        6,000,000      100.00%        6,000,000
   1999 Treasury Stock Transaction                      (6,588)      10.96%             (722)
   Employee Stock Purchase Plan Shares Issued          145,737       81.88%          119,333
   Warrants Exercised                                  130,513       63.75%           83,208
                                                  ------------                  ------------
                                                    40,764,267                    40,499,559

WEIGHTED AVERAGE SHARES OUTSTANDING                                               40,499,559

NET LOSS                                                                        $(99,866,909)

NET LOSS PER SHARE                                                              $      (2.47)
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